EXHIBIT 99.1

AMENDMENT TO
RIGHTS AGREEMENT

This Amendment to Rights Agreement (the “Amendment”) is made as of February 24, 2003, by and between Aerogen, Inc., a Delaware corporation (the “Company”) and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

Whereas, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of June 5, 2001 (the “Rights Agreement”);

Whereas, pursuant to the Rights Agreement, each stockholder of record as of June 26, 2001 received certain rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, subject to the terms and conditions therein (the “Rights”);

Whereas, such Rights become exercisable in the event any Person or group of Persons acquires, or announces a tender offer for, fifteen percent (15%) or more (the “Rights Threshold”) of Aerogen’s Common Shares then outstanding (each, an “Acquiring Person”) pursuant to the terms and conditions of the Rights Agreement, unless the Board of Directors of the Company has determined in good faith that such Person or group of Persons has done so inadvertently and such Person or group of Persons divests as promptly as practicable (as determined in good faith by the Board of Directors) Beneficial Ownership of a sufficient number of Common Shares so that such Person or group of Persons would no longer be an Acquiring Person, in which case such Person or group of Persons shall not be deemed an “Acquiring Person” for purposes of the Rights Agreement;

Whereas, Mazama Capital Management, Inc. (“Mazama”) has reported that it beneficially owned in the aggregate 19.17% of the Common Shares;

Whereas, pursuant to the Rights Agreement, the Board of Directors has determined in good faith that Mazama became an Acquiring Person inadvertently and that it shall not be deemed an “Acquiring Person” for purposes of the Rights Agreement;

Whereas, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company now wishes to amend the Rights Agreement to: (a) increase the Rights Threshold from fifteen percent (15%) or more to twenty percent (20%) or more, and (b) exclude from the definition of an “Acquiring Person” any Person who becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding as the result of the acquisition of Common Shares directly from the Company.

Whereas, pursuant to Section 28 of the Rights Agreement, which provides that the Board of Directors shall have the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of the Rights

Agreement, the Board of Directors has determined that in light of such amendment to the Rights Agreement to increase the Rights Threshold, no divestiture of Common Shares shall be required of Mazama so long as Mazama Beneficially Owns less than twenty percent (20%) of the outstanding Common Shares; and

Whereas, the Board of Directors has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

Now, Therefore, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.                                       Capitalized Terms.  Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Rights Agreement.

2.                                       Amendment to Rights Agreement.  The Rights Agreement shall be amended as follows:

(a)                                  Section 1(a) shall be amended in its entirety to read as follows:

“(a)                            “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding.  Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any Subsidiary of the Company, and (B) no Person shall become an “Acquiring Person” either (x) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then Beneficially Own more than 20% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” (y) as the result of the acquisition of Common Shares directly from the Company, provided however that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of share purchases directly from the Company and shall, after that date, become Beneficial Owner of any additional Common Shares without the prior written consent of the Company and shall then Beneficially Own more than 20% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” or (z) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors), following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 20% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a).”

(b)                                 Section 1(c)(iii) shall be amended in its entirety to read as follows:

“(iii)                      which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company; provided, however, an agreement, arrangement or understanding for purposes of this Section 1(c)(iii) shall not be deemed to include actions, including any agreement, arrangement or understanding, or statements by any member of the Company’s Board of Directors on the date of this Agreement, any subsequent directors of the Company (the “Successor Directors”) who have been nominated by a majority of directors who are directors as of the date of this Agreement or who are Successor Directors, or by any Person of whom such a director is an Affiliate or Associate, provided, however that this exception shall not apply to a particular Person or Persons if and to the extent that such Person or Persons, after the date of this Agreement, acquires Beneficial Ownership of more than an additional 5% of the then outstanding Common Shares of the Company unless (A) the shares are acquired directly from the Company or as part of an employee benefit or compensation plan of the Company or a subsidiary of the Company or (B) the Person establishes to the satisfaction of the directors of the Company that it is acting on its own behalf and not in concert with any other Person and will not, upon completion of any purchases, be the Beneficial Owner of 20% or more of the outstanding Common Shares.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.”

(c)                                  Section 23(b)(ii) shall be amended in its entirety to read as follows:

“(ii)                          In addition, the Board of Directors may, at its option, at any time after the time a Person becomes an Acquiring Person and after the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) hereof but prior to any event described in clause (x), (y) or (z) of the first sentence of Section 13 hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 20% or more of the then outstanding Common Shares, and (B) at the time of redemption no other Persons are Acquiring Persons.”

3.                                       Full Force and Effect.  All other terms of the Rights Agreement shall remain in full force and effect.

4.                                       Successors.  All the covenants and provisions in this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.                                       Benefits of this Amendment.  Nothing herein this Amendment shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

6.                                       Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.                                       Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

8.                                       Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first written above.

Attest:		Aerogen, Inc.

By:	/s/ Robert S. Breuil	By:	/s/ Jane E. Shaw
Name: Robert S. Breuil		Name: Jane E. Shaw
Title: Chief Financial Officer		Title: President and Chief Executive Officer

Attest:		Mellon Investor Services, LLC, as Rights Agent

By:	/s/ Kerri S. Jones	By:	/s/ David Altschul
Name: Kerri S. Jones		Name: David Altschul
Title: Assistant Vice President		Title: Client Service Manager